UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 6, 2014

Capella Education Company
(Exact name of registrant as specified in its charter)

Minnesota	001-33140	41-1717955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 South 6th Street, 9th Floor Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (888) 227-3552

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed in more detail below under Item 5.07, at the annual meeting of shareholders on May 6, 2014, our shareholders approved the 2014 Capella Education Company Equity Incentive Plan (the “2014 Plan”). The 2014 Plan authorizes the issuance of up to 480,000 shares of common stock, plus any shares that were then remaining available for future grants under our 2005 Stock Incentive Plan (the “2005 Plan”). All of our employees, consultants and advisors, as well those of our subsidiaries, and our non-employee directors, are eligible to receive awards under the 2014 Plan. The 2014 Plan allows us to award eligible recipients stock options, SARs, restricted stock awards, stock unit awards and other stock-based awards. The 2014 Plan is described in more detail in our proxy statement filed on March 24, 2014 for our 2014 annual meeting. Following shareholder approval of the 2014 Plan, no further awards will be made under the 2005 Plan.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 6, 2014, we held our annual meeting of shareholders in Minneapolis, Minnesota. Set forth below are the final voting results on each matter submitted to a vote of security holders at our annual meeting. Each proposal is described in detail in our proxy statement filed on March 24, 2014 for our 2014 annual meeting.

Proposal No. 1    Proposal to elect nine directors to serve until the next annual meeting of shareholders and until their successors have been duly elected and qualified. The following directors were elected based on the votes listed below:

Director's Name	For	Withhold Authority	Broker Non-Votes
J. Kevin Gilligan	10,934,038	198,290	585,564
Michael A. Linton	10,924,860	207,468	585,564
Michael L. Lomax	11,056,387	75,941	585,564
Jody G. Miller	11,032,168	100,160	585,564
Stephen G. Shank	11,053,043	79,285	585,564
Andrew M. Slavitt	10,924,860	207,468	585,564
David W. Smith	10,920,381	211,947	585,564
Jeffrey W. Taylor	10,920,381	211,947	585,564
Darrell R. Tukua	11,056,487	75,841	585,564

Proposal No. 2    Proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. The proposal passed based on the votes listed below.

	For	Against	Abstain
Total Shares Voted	11,685,439	27,099	5,354

Proposal No. 3    Proposal to approve the 2014 Capella Education Company Equity Incentive Plan. The proposal passed based on the votes listed below. Accordingly, 87% of the votes cast on the matter were voted FOR the proposal.

	For	Against	Abstain	Broker Non-Votes
Total Shares Voted	9,695,876	1,430,860	5,592	585,564

Proposal No. 4    Proposal to approve, on an advisory basis, the compensation of our named executive officers as disclosed in our Proxy Statement. The proposal passed based on the votes listed below. Accordingly, 57% of the votes cast on the matter were voted FOR the proposal.

	For	Against	Abstain	Broker Non-Votes
Total Shares Voted	6,336,542	4,788,761	7,025	585,564

As of the close of business on the record date for the meeting, which was March 10, 2014, there were 12,335,943 shares of common stock outstanding and entitled to vote at the meeting. Each share of common stock was entitled to one vote per share.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAPELLA EDUCATION COMPANY

Date: May 9, 2014	By	/s/ Gregory W. Thom
Gregory W. Thom
Senior Vice President, General Counsel and Secretary